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                                                                    EXHIBIT 7(B)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the inclusion, in this Post-Effective Amendment No. 3 to the Registration Statement under the Securities Act of 1933, as amended, filed on Form S-6 (File No. 33-83138) for the Providentmutual Variable Life Separate Account, of the following reports:

        1. Our report dated February 14, 1997 on our audits of the financial statements of Providentmutual Life and Annuity Company of America as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.

        2. Our report dated February 10, 1997 on our audits of the financial statements of the Providentmutual Variable Life Separate Account (comprising twenty-two subaccounts) as of December 31, 1996 and for the year ended December 31, 1996 and for the period February 1, 1995 (date of inception) to December 31, 1995.

        We also consent to the reference to our Firm under the caption
"Experts".


COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
April 25, 1997